Registration No. 333-163791
As filed with the Securities and Exchange Commission on February 21, 2012

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Auburn Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

United States of America	26-2139168
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

256 Court Street, P.O. Box 3157
Auburn, Maine 04212
(Address of Principal Executive Offices)

Auburn Bancorp, Inc. 2009 Equity Incentive Plan
(Full Title of the Plan)

Copies to:
Mr. Allen T. Sterling	Robert B. Pomerenk, Esquire
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Auburn Bancorp, Inc.	5535 Wisconsin Avenue, N.W., Suite 780
256 Court Street, P.O. Box 3157	Washington, DC 20015-2035
Auburn, Maine 04212	(202) 274-2000
(207) 782-0400
(Name, Address and Telephone)
Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [ X ]

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 declared effective on December 17, 2009 (the “Registration Statement”), File No. 333-163791, which originally registered 32,058 shares of common stock of Auburn Bancorp, Inc. for issuance pursuant to the Auburn Bancorp, Inc. 2009 Equity Incentive Plan (the “Plan”).  No shares or options to purchase shares were issued under the Plan.  This Post-Effective Amendment is filed to deregister all 32,058 shares (after giving effect to any and all splits, combinations, dividends, recapitalizations and other events that changed the number of shares registered in connection with the Plans)  originally registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Auburn, Maine, on this 21st day of February, 2012.

AUBURN BANCORP, INC.
By:	/s/ Allen T. Sterling /s/ Allen T. Sterling
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Allen T. Sterling	President and	February 21, 2012
Allen T. Sterling	Chief Executive Officer
(Principal Executive Officer)

/s/ Rachel A. Haines	Senior Vice President	February 21, 2012
Rachel A. Haines	and Treasurer (Principal Financial
and Accounting Officer)

/s/ Claire D. Thompson	Director	February 21, 2012
Claire D. Thompson

/s/ Philip R. St. Pierre	Director	February 21, 2012
Philip R. St. Pierre

/s/ Bonnie G. Adams	Director	February 21, 2012
Bonnie G. Adams

/s/ Thomas J. Dean	Director	February 21, 2012
Thomas J. Dean

/s/ Peter E. Chalke	Director	February 21, 2012
Peter E. Chalke

/s/ M. Kelly Matzen	Director	February 21, 2012
M. Kelly Matzen

/s/ Sharon A. Millet	Director	February 21, 2012
Sharon A. Millet